                            RESTRUCTURING AGREEMENT

                          dated as of February 1, 1996

                                     among

                                THE BIBB COMPANY

                                      and

                        EACH OF THE SPECIFIED HOLDERS OF

                   13-7/8% SENIOR SUBORDINATED NOTES DUE 1999

                                      and

                     14% SENIOR SUBORDINATED NOTES DUE 1999

                              OF THE BIBB COMPANY

                                      and

                                NTC GROUP, INC.

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----


Section 1  Definitions.....................................................   1
           -----------

Section 2  Prepackaged Plan Solicitation...................................   4
           -----------------------------

     2.1   Solicitation....................................................   4
     2.2   Acceptance and Submission of Prepackaged Plan...................   5

Section 3  Restrictions Upon Transfers.....................................   5
           ---------------------------

     3.1   Restrictions....................................................   5
     3.2   Permitted Transfers.............................................   6

Section 4  Certain Covenants and Representations...........................   6
           -------------------------------------

     4.1   Engineered Productions Division.................................   6
     4.2   Board Observer..................................................   7
     4.3   Negative Covenants..............................................   7
     4.4   CEO Search......................................................   8
     4.5   Employee Benefits...............................................   8
     4.6   Management Services.............................................   8
     4.7   Mutual Releases.................................................   9
     4.8   Ruling Request Certification....................................   9
     4.9   Specified Holders' Representations..............................  10
     4.10   Company's Representations......................................  10
     4.11   NTC Representations............................................  11
     4.12   Foley Representations..........................................  12
     4.13   Co-Sale........................................................  12

Section 5  Miscellaneous...................................................  13
           -------------

     5.1   No Waiver; Modifications in Writing.............................  13
     5.2   Notices.........................................................  13
     5.3   Term............................................................  14
     5.4   Execution in Counterparts.......................................  14
     5.5   Assignment......................................................  14
     5.6   Governing Law...................................................  14
     5.7   Severability of Provisions......................................  14
     5.8   Headings........................................................  14

                                      (i)

                            RESTRUCTURING AGREEMENT

     Restructuring Agreement (the "Agreement") dated as of February 1, 1996
                                   ---------
among The Bibb Company, a Delaware corporation (the "Company"), NTC Group, Inc.,
                                                     -------
a Delaware corporation ("NTC"), Thomas C. Foley, and each holder of 13-7/8%
                         ---
Senior Subordinated Notes due 1999 of the Company (the "13-7/8% Notes") and 14%
                                                        -------------
Senior Subordinated Notes due 1999 of the Company (the "14% Notes" and, together
                                                        ---------
with the 13-7/8% Notes and all rights relating to both such notes, the "Old
                                                                        ---
Notes") listed on Exhibit A hereto (each, a "Specified Holder" and,
-----             ---------                  ----------------
collectively, the "Specified Holders").
                   -----------------


                                  BACKGROUND:
                                  ----------

     The Specified Holders own the principal amount of Old Notes set forth on Exhibit A. As described herein, the Specified Holders consent to and will
---------
support the Company's solicitation (the "Solicitation") of votes for acceptance
                                         ------------
of the Company's plan of reorganization in the form attached hereto as Exhibit B
                                                                       ---------
(the "Prepackaged Plan") under chapter 11 of title 11 of the United State Code
      ----------------
(the "Bankruptcy Code") from the Company's securityholders.
      ---------------


                                     TERMS:
                                     -----

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees with each Specified Holder and each Specified Holder agrees with the Company as follows:


                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     "Act" means the Securities Act of 1933, as amended, and the rules and
      ---
regulations of the Commission thereunder.

     "Affiliate" of any specified Person means any other Person directly or
      ---------
indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

     "Bankruptcy Court" means the United States Bankruptcy Court for the
      ----------------
District of Delaware in which a case will be commenced by the Company to seek confirmation of the Prepackaged Plan.

     "Beneficial Ownership" (and other correlative terms) shall have the meaning
      --------------------
used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     "Business Day" means each day, other than a Saturday or Sunday, which is
      ------------
not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

     "Capitalized Lease Obligation" means any obligation to pay rent or other
      ----------------------------
amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles as reflected in the financial statements of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Common Stock" means the Common Stock, par value $.01 per share, of the
      ------------
Company.

     "Disclosure Statement" means the Disclosure Statement to be distributed by
      --------------------
the Company in connection with the Solicitation.

     "Foley Entity" means a corporation or other entity in which Thomas C. Foley
      ------------
("Foley"), directly or indirectly, owns a majority of the beneficial interests
  -----
of the voting common stock in such corporation or other entity or has the power to elect the majority of the board of directors of such corporation or other entity.

     "Franklin Holder" means each specified holder designated as a "Franklin
      ---------------
Affiliate" on Exhibit A attached hereto, together with their respective
              ---------
successors, Affiliates, persons with whom any of them are acting in concert and, only prior to the time of the Merger, any of their respective Transferees.

     "Holders" means any holder of Old Notes including, without limitation, the
      -------
Specified Holders.

     "Indebtedness" means without duplication (a) any liability (including
      ------------
obligations to pay principal, interest and premium, as applicable) of the Company or any Subsidiary for borrowed money or evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business or any Capitalized Lease Obligation) to the extent it would appear as a liability upon a balance sheet of the Company prepared on a consolidated basis in accordance with generally accepted accounting principles,
(b) any liability of the Company or any Subsidiary under any reimbursement obligation relating to a letter of credit; and (c) any liability of others described in clauses (a) or (b) above that the Company or any Subsidiary has guaranteed, directly or indirectly (to the extent of such guarantee), or that is otherwise the Company's or any Subsidiary's legal liability.

     "Interest Rate Contracts" means interest rate swap agreements, interest
      -----------------------
rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

     "Majority Holders" means any one or more Specified Holders who own in the
      ----------------
aggregate a majority in principal amount of all Old Notes then held by all Specified Holders.

     "Permitted Indebtedness" means (a) Indebtedness of the Company represented
      ----------------------
by the Old Notes, (b) Indebtedness of the Company not to exceed $100,000,000 outstanding at any time (including, but not limited to, Indebtedness of the Company (i) under the Old Credit Agreement (as hereinafter defined), (ii) evidenced by trade letters of credit, (iii) arising out of sale and leaseback arrangements and (iv) which is a purchase money obligation), (c) obligations pursuant to Interest Rate Contracts, to the extent that the notional principal amount of such obligations does not exceed the amount of Permitted Indebtedness outstanding on the date such Interest Rate Contracts are entered into, (d) any Indebtedness of a Subsidiary owed to the Company or to another Subsidiary or Indebtedness of the Company owed to any Subsidiary, (e) Indebtedness of the Company not to exceed $50,000,000 outstanding at any time with respect to the Company's existing receivables securitization facility pursuant to which the Company's Floating Rate Trade Receivables Asset Backed Certificates Series 1993-1 were issued (the "Receivables Financing"), (f) Indebtedness of the Company
                    ---------------------
approved by the Bankruptcy Court and (g) Indebtedness incurred in refinancing any of the Indebtedness described in clauses (a) through (f).

     "Person" means an individual, corporation, limited liability company,
      ------
partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Ruling Request" means the private letter ruling request attached hereto as
      --------------
Exhibit C, including any amendments thereof or supplements thereto.
---------

     "Senior Bank Debt" means any Indebtedness incurred pursuant to the Credit
      ----------------
Agreement dated as of August 4, 1993, as amended, among the Company, the Lenders named therein (the "Banks") and Citicorp North America, Inc., as Agent, as such
                    -----
agreement may be amended, supplemented or modified from time to time (the "Old
                                                                           ---
Credit Agreement").
----------------

     "Subsidiary" means, with respect to any Person, (i) a corporation a
      ----------
majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

     "Successor Company" means a newly-formed Delaware corporation initially to
      -----------------
be named "Successor Bibb Company" into which, in accordance with the Prepackaged Plan, the Company would merge in a merger in which the newly-formed corporation survives (the "Merger").
               ------

     "Termination Event" means the earliest to occur of any of the following:
      -----------------
(a) the Company's failure, as of the Voting Deadline, to obtain the consents of Holders of Old Notes necessary (both in number and amount of claims) to obtain confirmation of the Prepackaged Plan under the Bankruptcy Code; (b) the failure by April 30, 1996 of the Internal Revenue Service to issue to the Company a private letter ruling confirming, in all material respects, the legal conclusions requested in the Ruling Request unless, by such date, both the Company and the Majority Holders have executed the waiver to the Ruling Request contemplated by Section 2.2(b) below; and (c) the failure of the Company to execute by May 15, 1996 definitive agreements with the applicable financial institutions regarding financing which are not inconsistent with the Bank Commitment (as defined below) in any materially adverse respect.

     "Voting Deadline" means the voting deadline specified in the Disclosure
      ---------------
Statement prior to which ballots with respect to the Prepackaged Plan will be accepted by the Company, as such voting deadline may be extended by the Company. Notwithstanding the foregoing, the Voting Deadline shall not exceed six weeks following the date of the Disclosure Statement unless extended further with the consent of the Majority Holders.

     "Wood's Junior Subordinated Note" means the Subordinated Note in the
      -------------------------------
original principal amount of $13,218,000 dated March 31, 1993, issued by TB Wood's Corporation in favor of the Company.


                                   SECTION 2

                         PREPACKAGED PLAN SOLICITATION
                         -----------------------------

     Section 2.1  Solicitation.  Subject to applicable law, within five Business
                  ------------
Days following execution by the Company and the applicable financial institutions of one or more commitment letters which are on terms satisfactory to the Majority Holders in all material respects (the "Bank Commitment"), the Company will commence the Solicitation by distributing the Disclosure Statement to the Banks, the Holders, the Company's stockholders and such other persons as specified therein.

     Section 2.2  Acceptance and Submission of Prepackaged Plan.
                  ---------------------------------------------

     (a) Subject to Section 2.2(b) below, each of the Specified Holders covenants and agrees that such Specified Holder: (i) will vote for acceptance of the Prepackaged Plan with respect to all Old Notes owned by such Specified Holder and, accordingly, will tender to the Company an executed and properly-completed ballot in favor of acceptance of the Prepackaged Plan by the Voting Deadline; (ii) will not withdraw or otherwise revoke the ballot referred to in clause (i) above; and (iii) will not vote for or otherwise consent to any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage consummation of the Prepackaged Plan, including, but not limited to, any vote for or recommendation in favor of any alternative plan of reorganization not proposed by the Company under the Bankruptcy Code.

     (b) Notwithstanding anything to the contrary contained herein, the Prepackaged Plan will not be submitted to the Bankruptcy Court unless (i) on or prior to April 30, 1996, the Internal Revenue Service has issued to the Company a private letter ruling confirming, in all material respects, the legal conclusions requested in the Ruling Request, or by April 30, 1996, both the Company and the Majority Holders have executed a waiver to the condition specified in clause (i) above; and (ii) the Company shall have executed definitive agreements with the applicable financial institutions regarding financing which are not inconsistent with the Bank Commitment in any materially adverse respect. Following any Termination Event, the parties understand and agree that the Company may withdraw the Ruling Request. Prior to any Termination Event, the Company may withdraw the Ruling Request with the prior written approval of the Majority Holders.


                                   SECTION 3

                          RESTRICTIONS UPON TRANSFERS
                          ---------------------------

     Section 3.1  Restrictions.  No Specified Holder shall sell, assign,
                  ------------
transfer, pledge, hypothecate, make gifts of or in any manner whatsoever dispose of or encumber (any such sale, assignment, transfer, pledge, hypothecation, gift or disposition being hereinafter referred to as a "Transfer") any Old Notes
                                                   --------
(including the Old Notes set forth opposite such Specified Holders' name on

Exhibit A) or any interest therein, except pursuant to a permitted Transfer
---------
specified in Section 3.2. Any purported Transfer by any Specified Holder in violation of this

Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company.

     Section 3.2  Permitted Transfers.  Notwithstanding anything to the contrary
                  -------------------
contained in Section 3.1, a Specified Holder may Transfer any or all Old Notes pursuant to a permitted Transfer as follows: (a) Transfer of Old Notes to any Person if the proposed transferee agrees in a writing delivered to the Company to become a party to this Agreement and pursuant to which writing such proposed transferee (i) shall be bound by the terms and conditions of this Agreement in the same manner and to the same extent as the Specified Holder who proposes to Transfer such Old Notes (including without limitation the obligations set forth in Section 2), and (ii) shall be entitled to the benefit of the provisions of this Agreement in the same manner and to the same extent as the Specified Holder who proposes to Transfer such Old Notes; and (b) a Transfer of Old Notes in connection with the transactions contemplated by the Prepackaged Plan following the Merger.


                                   SECTION 4

                     CERTAIN COVENANTS AND REPRESENTATIONS
                     -------------------------------------

     Section 4.1  Engineered Productions Division.  If the Majority Holders
                  -------------------------------
deliver a written notice to the Company requesting the marketing of the Company's Engineered Products Division business ("EPD") for a possible sale
                                                  ---
pursuant to the Prepackaged Plan, then as part of any such possible sale:

     (a) the Company will enlist the assistance of Houlihan, Howard and Zukin ("Houlihan") on terms and conditions mutually satisfactory to Houlihan, the
  --------
Company and the Majority Holders, or, if such firm is unable or unwilling to assist, such other investment banking firm selected by the Company which is satisfactory to the Majority Holders (the "Investment Banker") in preparing an
                                           -----------------
information summary, including historical financial data, relating to EPD (the "EPD Information") and in marketing EPD;
----------------

     (b) prospective buyers of EPD will only be entitled to conduct "due diligence" and to review appropriate financial and business information, including the EPD Information, relating to EPD upon execution of an appropriate confidentiality agreement between the Company and such prospective buyer in form and substance satisfactory to Houlihan, the Company and Majority Holders;

     (c) the Majority Holders will have the right to designate in writing to the Company any third party as the proposed purchaser of EPD, and subject to applicable fiduciary duties advised by counsel and subject to the receipt of applicable

Bankruptcy Court approval, the Company will sell EPD as part of the Prepackaged Plan to any such designated third party; Foley, in his capacity as a director of the Company, will vote in favor of such sale in any vote taken by the Company's directors; and

     (d) in the event the Company enters into an agreement to sell, or otherwise sells, EPD to a third party other than a Foley Entity prior to or in connection with the confirmation of the Prepackaged Plan by the Bankruptcy Court, the equity ownership in the Successor Company shall be adjusted as contemplated by Article V of the Prepackaged Plan (so as to increase the equity ownership of the Company's existing stockholders from 5% to 5-1/2% of the Successor Company's equity on a fully-diluted basis as of effective date of the Merger and to decrease the equity ownership of the Holders of Old Notes from 95% to 94-1/2%).

     Section 4.2  Board Observer.
                  --------------

     (a)  Until a Termination Event and subject to the last sentence of this
Section 4.2(a) below, one authorized representative selected by the Majority Holders as evidenced in a writing delivered to the Company (the "Representative") may attend all meetings of the Board of Directors of the
 --------------
Company in a nonvoting observer capacity. The Company shall provide the Representative with such notice of and other information with respect to such meetings as are provided to members of the Board of Directors at the same time as so provided to such persons. As a condition to any Representative receiving any notice or information or attending any meetings contemplated by this Section 4.2, such Representative must execute and deliver to the Company a Confidentiality Agreement in the form and substance acceptable to the Majority Holders.

     (b) The Majority Holders shall at all times have the right to designate a new Representative to replace any existing Representative by written notice to the Company.

     Section 4.3  Negative Covenants.  The Company hereby covenants and agrees
                  ------------------
that, until any Termination Event, the Company will not:

     (a)  Limitation on Restricted Payments.  Declare or pay any dividend on, or
          ---------------------------------
purchase, redeem or retire for value, or make any payment on the account of the purchase, redemption or other acquisition or retirement for value, of any Common Stock of the Company, except as contemplated by the Prepackaged Plan.

     (b)  Limitation on Indebtedness.  Create, incur or assume, directly or
          --------------------------
indirectly, any Indebtedness other than Permitted Indebtedness.

     (c)  Limitation on Mergers and Asset Sales.  Merge or consolidate with any
          -------------------------------------
Person or acquire all or any substantial part of the properties or assets of any Person or sell, assign, lease, transfer, exchange or otherwise dispose of any material property, except for (i) sales of goods and services made in the ordinary course of business and assets relating to the Company's facilities located at Goldsboro, North Carolina, Abbeyville, South Carolina, Rockingham, North Carolina and Roanoke Rapids, North Carolina, (ii) any sale of EPD in accordance with Section 4.1 above, (iii) any sale of shares of the Wood's Corporation pursuant to a registered public offering, (iv) any sale of Wood's Junior Subordinated Note approved by the Majority Holders and (v) as provided in Section 4.7, any purchase or sale of the Company's receivables involving the Company's Receivables Financing or any refinancing thereof.

     (d)  Limitation on Capital Expenditures.  Make any capital expenditures in
          ----------------------------------
the aggregate during any one fiscal year exceeding $16 million (net of vendor financing and proceeds from applicable sales of existing equipment).

     (e)  Limitation on Change of S-Corp Tax Election.  Make any filing with the
          -------------------------------------------
Internal Revenue Service or take any other action which renders the Company's election under Section 1362(a) of the Code ineffective.

     Section 4.4  CEO Search.  The Company agrees to initiate a search process
                  ----------
to attempt to hire a chief operating officer for the Company who may, upon consummation of the Prepackaged Plan, become the Chief Executive Officer of the Company (the "CEO") on an interim or permanent basis as follows: (a) the
              ---
Company will select one or more executive recruiting firms to identify possible CEO candidates; (b) the Company will review the list of possible CEO candidates with the Specified Holders and will add any candidates suggested by the Majority Holders in writing to the Company; and (c) if the Company determines to hire any candidate as CEO prior to confirmation of the Prepackaged Plan, then, subject to applicable fiduciary duties advised by counsel, the Company will not hire any candidate without the written approval of the Majority Holders (which approval will not be unreasonably withheld).

     Section 4.5  Employee Benefits.  The Company has reviewed with the
                  -----------------
Specified Holders the importance of retaining the services of key employees (other than Foley) and, with the approval of the Specified Holders and the recommendation of their financial advisor, has adopted the Bonus Plan attached hereto as Exhibit D. The Company, on or prior to the first anniversary
          ---------
following confirmation of the Prepackaged Plan by the Bankruptcy Court, will adopt one or more stock option plans pursuant to which then-current employees (in no event to include Foley) identified on Exhibit D will be granted options
                                             ---------
covering shares of the Successor Company's common stock, all in amounts and with exercise prices and other terms customary for key employees of publicly-traded textile companies as determined by the Company's Board of Directors in accordance with their fiduciary duties. The Company will continue to honor the deferred compensation obligations owed to its employees (other than Foley), including the obligations set forth on Exhibit E through the date listed therein.
             ---------

     Section 4.6  Management Services.  Under the terms of a management services
                  -------------------
agreement (the "Management Agreement") between the Company and the NTC, the
                --------------------
Company has retained the management services of NTC. Effective as of the date hereof, the Company will pay the management fees to NTC under the Management Agreement (the "Management Fees") as follows:
                ---------------

     (a) for the period beginning on the date hereof and ending on the Voting Deadline, the Management Fees shall equal $1,699,600 per annum, payable as provided below;

     (b) if the Company obtains the consents of Holders of Old Notes necessary (both in number and amount of claims) to obtain confirmation of the Prepackaged Plan under the Bankruptcy Code, then, for the period beginning from the Voting Deadline and ending on the date of the confirmation of the Prepackaged Plan by the Bankruptcy Court, the Management Fees shall equal $1,699,600 per annum, payable as provided below; and

     (c) upon the occurrence of any Termination Event, the Management Fees shall equal the fee required to be paid under the Management Agreement and in effect prior to the date hereof.

The Management Fees owed to NTC pursuant to Section 4.6(a) and (b) shall be due and payable in advance, in immediately available funds equal to $141,633, on or prior to the first day of each calendar month. The Specified Holders hereby to consent to the matters referred to in this Section 4.6, and agree to support such Management Fees as part of the Prepackaged Plan. Effective upon the time of the Merger, the Management Agreement will terminate in accordance with the Prepackaged Plan.

     Section 4.7  Mutual Releases.  Effective upon the date hereof but subject
                  ---------------
to the termination provisions of Section 5.3, except with respect to the representations, warranties, covenants and agreements by each of the parties hereto (other than the Company), each of the parties to this Agreement (other than the Company), for itself, its Affiliates, its successors and assigns, does hereby release and forever discharge the other parties to this Agreement (other than the Company), and their Affiliates, successors and assigns, from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the date of the Merger in any way relating to or arising out of each party's respective ownership, operation, involvement or association with the Company (including, without limitation, in such party's capacity as an officer, director, employee, securityholder or service provider); it being understood and agreed that the foregoing releases by the parties hereto (other than the Company) shall not apply, with respect to each such other Person, to matters not relating to or involving the Company.

     Section 4.8  Ruling Request Certification.  Each of the Specified Holders
                  ----------------------------
and Foley will execute and deliver to the Company a Representation Statement of Noteholder and Shareholder, as applicable, attached hereto as Exhibit F on the
                                                              ---------
date hereof and on the date of confirmation of the Prepackaged Plan.

     Section 4.9  Specified Holders' Representations.  Each of the Specified
                  ----------------------------------
Holders severally (but not jointly) represents and warrants to the Company that:

     (a)  Authority.  Such Specified Holder has full legal right, power and
          ---------
authority to enter into this Agreement and to perform such Specified Holder's obligations hereunder without the need for the consent of any other person.

     (b)  Ownership.  Such Specified Holder is the sole beneficial owner of the
          ---------
principal amount of Old Notes set forth opposite the name of such Specified Holder on Exhibit A.
          ---------

     (c)  Enforceability.  This Agreement has been duly authorized, executed and
          --------------
delivered and constitutes the legal, valid and binding obligation of such Specified Holder enforceable against such Specified Holder in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (d)  Compliance.  The execution, delivery and performance of this Agreement
          ----------
by such Specified Holder does not, in any material respect, (i) violate any provision of applicable law, rule, regulation or ordinance (other than the consents to be obtained as contemplated by this Agreement), (ii) violate any judgment, order, writ or decree of any court or other tribunal applicable to such Specified Holder, (iii) violate or result in a default under any of the provisions of the Certificate of Incorporation or the By-Laws (or other constitutive documents) of such Specified Holder or (iv) violate or otherwise constitute a default (with or without the giving of notice or the lapse of time or both) under any material agreement to which such Specified Holder is a party. Each such Specified Holder is a sophisticated institutional investor with respect to its ownership of the Old Notes and is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act.

     Section 4.10  Company's Representations.  The Company represents and
                   -------------------------
warrants to each of the Specified Holders that:

     (a)  Organization.  The Company is a corporation validly existing and in
          ------------
good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets as now owned, leased and operated.

     (b)  Authority.  The Company has the full legal right, power and authority
          ---------
to enter into this Agreement and to perform its obligations hereunder without the need for the consent of any other person (except as may be required under the applicable agreements relating to Permitted Indebtedness).

     (c)  Enforceability.  This Agreement has been duly authorized, executed and
          --------------
delivered and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (d)  Compliance.  The execution, delivery and performance of this Agreement
          ----------
by the Company does not, in any material respect, (i) violate any provision of applicable law, rule, regulation or ordinance (other than the consents to be obtained as contemplated by this Agreement), (ii) violate any judgment, order, writ or decree of any court or other tribunal applicable to the Company, (iii) violate or result in a default under any of the provisions of the Certificate of Incorporation or the By-Laws of the Company or (iv) except with respect to the applicable agreements relating to Permitted Indebtedness, violate or otherwise constitute a default (with or without the giving of notice or the lapse of time or both) under any material agreement to which the Company is a party.

     (e)  Financial Information.  The Company has previously delivered to
          ---------------------
Houlihan, on behalf of the Specified Holders, copies of (i) an unaudited balance sheet, income statement and statement of cash flows of the Company as of and for the year ended December 31, 1994 (the "Unaudited Annual Financial Statements") and (ii) an unaudited balance sheet, income statement and statement of cash flows of the Company as of and for the nine months ended September 30, 1995 (the "Interim Financial Statements"). Except as noted therein, the Unaudited Annual Financial Statements and the Interim Financial Statements have been prepared from the corporate books and records of the Company in accordance with generally accepted accounting principles and present fairly in all material respects the financial position of the Company as of the dates thereof and the results of its operations for the periods covered thereby (subject to the absence of notes and, in the case of the Interim Financial Statements, year-end audit adjustments).

     Section 4.11  NTC Representations.  NTC represents and warrants to each of
                   -------------------
the Specified Holders that:

     (a)  Organization.  NTC is a corporation validly existing and in good
          ------------
standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets as now owned, leased and operated.

     (b)  Authority.  NTC has the full legal right, power and authority to enter
          ---------
into this Agreement and to perform its obligations hereunder without the need for the consent of any other person.

     (c)  Enforceability.  This Agreement has been duly authorized, executed and
          --------------
delivered and constitutes the legal, valid and binding obligation of NTC enforceable against NTC in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (d)  Compliance.  The execution, delivery and performance of this Agreement
          ----------
by NTC does not, in any material respect, (i) violate any provision of applicable law, rule, regulation or ordinance (other than the consents to be obtained as contemplated by this Agreement), (ii) violate any judgment, order, writ or decree of any court or other tribunal applicable to NTC, (iii) violate or result in a default under any of the provisions of the Certificate of Incorporation or the By-Laws of NTC or (iv) violate or otherwise constitute a default (with or without the giving of notice or the lapse of time or both) under any material agreement to which NTC is a party.

     Section 4.12  Foley Representations.  Foley represents and warrants to each
                   ---------------------
of the Specified Holders that:

     (a)  Authority.  Foley has full legal right, power and authority to enter
          ---------
into this Agreement and to perform Foley's obligations hereunder without the need for the consent of any other person.

     (b)  Ownership.  Foley is the sole beneficial owner of a majority of the
          ---------
outstanding shares of Common Stock.

     (c)  Enforceability.  This Agreement has been duly authorized, executed and
          --------------
delivered and constitutes the legal, valid and binding obligation of Foley enforceable against Foley in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (d)  Compliance.  The execution, delivery and performance of this Agreement
          ----------
by Foley does not, in any material respect, (i) violate any provision of applicable law, rule, regulation or ordinance (other than the consents to be obtained as contemplated by this Agreement), (ii) violate any judgment, order, writ or decree of any court or other tribunal applicable to Foley, (iii) violate or result in a default under any of the provisions of the Certificate of Incorporation or the By-Laws (or other constitutive documents) of Foley or (iv) violate or otherwise constitute a default (with or without the giving of notice or the lapse of time or both) under any material agreement to which Foley is a party.

     Section 4.13  Co-Sale.  Each Franklin Holder covenants and agrees that, in
                   -------
the event any such Franklin Holder grants to any other Specified Holder any "co-sale," "tag-along" or other similar right or other opportunity to sell such other Specified Holder's equity securities of the successor Company (or any securities or other property exchanged therefor) on substantially the same terms and conditions as any Franklin Holder may sell, each such Franklin Holder shall grant the same right or other opportunity to each existing holder of Common Stock as of the date hereof with respect to equity securities of the successor Company (or any securities or other property exchanged therefor).

                                   SECTION 5

                                 MISCELLANEOUS
                                 -------------

     Section 5.1  No Waiver; Modifications in Writing.  No failure or delay on
                  -----------------------------------
the part of the Company or any Specified Holder or NTC in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.
No waiver of or consent to any departure by the Company from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Majority Holders, NTC, Foley and the Company. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by any Person from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Person in any case shall entitle such Person to any other or further notice or demand in similar other circumstances.

     Section 5.2  Notices.  All notices, demands and other communications
                  -------
provided for hereunder shall be in writing, and, if to the Specified Holders or NTC, shall be given by registered or certified mail, return receipt requested, telex, telegram, telecopy, courier service or personal delivery, addressed to each Specified Holder and NTC as shown on the execution pages hereof or to such other address as such person may designate to the Company in writing and, if to the Company, shall be given by similar means to the Company: The Bibb Company, 237 Coliseum Drive, Macon, Georgia 31201, or to such other address as the Company may designate in writing, and shall be deemed given when received. Copies of all such notices shall be provided to:
Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, NY 10022, Attention:
Marc S. Kirschner, Esq.; and Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103-2793, Attention: David E. Schulman, Esq.

     Section 5.3  Term.  This Agreement shall terminate upon the earliest to
                  ----
occur of (a) a Termination Event, (b) the Merger and (c) the first anniversary of the date hereof; provided, however, that, if the Merger shall occur within
                    --------  -------
the first anniversary following the date hereof, Section 4.5, Section 4.7 and
Section 4.13 shall survive without limitation. Upon termination of this Agreement, there shall be no liability on the part of any party, except for liabilities arising from a breach of this Agreement prior to such termination.

     Section 5.4  Execution in Counterparts.  This Agreement may be executed in
                  -------------------------
two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as a delivery of a manually executed counterpart hereof.

     Section 5.5  Assignment.  This Agreement shall be binding upon the Company,
                  ----------
NTC and each Specified Holder, and their permitted successors and assigns. Any assignment in violation of this provision shall be null and void.

     Section 5.6  Governing Law.  This Agreement shall be governed under the
                  -------------
laws of the State of New York, and without regard to the conflicts of law principles thereof. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the courts of the State of Delaware and the State of New York or, if such jurisdiction can be obtained, to the United States District Court for Delaware and the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement.

     Section 5.7  Severability of Provisions.  Any provision of this Agreement
                  --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereby or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 5.8  Headings.  The Section headings and Table of Contents used or
                  --------
contained in this Agreement are for convenience or reference only and shall not affect the construction of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers hereunto duly authorized, as of the date first above written.


                                             THE BIBB COMPANY


                                             By:/s/ Thomas C. Foley
                                                --------------------------------
                                                Name:  Thomas C. Foley
                                                Title:  Chairman

Accepted and Agreed as of the
date first above written:

Specified Holders:
-----------------

FRANKLIN CUSTODIAN FUND, INCOME
SERIES

By: /s/ Deborah R. Gatzek
   ----------------------------
   Name: Deborah R. Gatzek
   Title: VP

Address: 777 Mariners Island Blvd.
        --------------------------
         San Mateo, CA 94404
        --------------------------

Telephone: (415) 312-2000
          ---------------------
Telecopy:______________________



FRANKLIN VALUE MARK FUNDS,
  INCOME SECURITIES FUND


By: /s/ Deborah R. Gatzek
   ----------------------------
   Name: Deborah R. Gatzek
   Title: VP

Address: 777 Mariners Island Blvd.
        --------------------------
         San Mateo, CA 94404
        --------------------------

Telephone:_____________________
Telecopy:______________________

FRANKLIN ADVISERS, INC.


By: /s/ Deborah R. Gatzek
   ----------------------------
   Name: Deborah R. Gatzek
   Title: VP

Address: 777 Mariners Island Blvd.
        --------------------------
         San Mateo, CA 94404
        --------------------------

Telephone:_____________________
Telecopy:______________________



ROMULUS HOLDINGS, INC.


By:/s/ Steven Singer
   ----------------------------
   Name: Steven Singer
   Title: Vice President

Address: 25 Glegni Avenue
        -----------------------
         New Rochele, NY 10801
        -----------------------

Telephone: (914) 235-8800
          ---------------------
Telecopy: (914) 235-8849
         ----------------------



BRAD AND BETH SINGER CHILDREN'S TRUST


By:/s/ Steven Singer
   ----------------------------
   Name: Steven Singer
   Title: Vice President

Address:  10 Loman Ct
        -----------------------
          Cresskill, NJ 07626
        -----------------------

Telephone: (914) 235-8800
          ---------------
Telecopy: (914) 235-8849
         ---------------

GARY AND KAREN SINGER CHILDREN'S TRUST


By:/s/ Steven Singer
   ----------------------------
   Name: Steven Singer
   Title: Vice President

Address:  10 Loman Ct
        -----------------------
          Cresskill, NJ 07626
        -----------------------

Telephone: (914) 235-8800
          ---------------------
Telecopy: (914) 235-8849
         ----------------------


STEVEN G. SINGER CHILDREN'S FUND


By:/s/ Steven Singer
   ----------------------------
   Name: Steven Singer
   Title: Vice President

Address:  10 Loman Ct
        -----------------------
          Cresskill, NJ 07626
        -----------------------

Telephone: (914) 235-8800
          ---------------------
Telecopy: (914) 235-8849
         ----------------------


SECOND SINGER TRUST


By:/s/ Steven Singer
   -----------------
   Name: Steven Singer
   Title: Vice President

Address: 25 Glegni Avenue
        -----------------
          New Rochele, NY 10801
         -----------------------

Telephone: (914) 235-8800
          ---------------
Telecopy: (914) 235-8849
          --------------

MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED


By:/s/ Thomas J. Gahan
   ---------------------------------
   Name: Thomas J. Gahan
   Title: Managing Director

Address: 250 Vesey Street/North Tower
        -----------------------------
         New York, New york 10281
        -----------------------------

Telephone: (212) 449-4960
          ---------------------
Telecopy: (212) 449-4004
         ----------------------



SHOWA LEASING (U.S.A.) INC.


By:  /s/ Etsuro Sato
     -------------------------------
   Name: Etsuro Sato
   Title: President

Address: 405 Park Avenue, 8th Floor
        ----------------------------
         New York, NY 10022
        ----------------------------

Telephone: (212) 750-7960
          --------------------------
Telecopy:(212) 750-7967
         ---------------------------



NTC:
---

NTC GROUP, INC.


By:  /s/ Thomas C. Foley
     -------------------------------
   Name: Thomas C. Foley
   Title: President

Address: 3 Pickwick Plaza
        ----------------------------
         Greenwich, CT 06831
        ----------------------------

Telephone: (203) 862-2850
          --------------------------
Telecopy: (203) 622-6538
         ---------------------------

Foley:
-----


 /s/ Thomas C. Foley
-------------------------------
Thomas C. Foley

Address: 62 Khakum Wood Road
        -----------------------
         Greenwich, CT 06831
        -----------------------

Telephone:(203) 862-2850
          ---------------------
Telecopy:(203) 622-6538
         ----------------------

                                   Exhibit A
                                   ---------

                               Specified Holders
                               -----------------


                                    Principal Amount
Name                                of Old Notes
-------------------------------     ---------------------------
                                    13-7/8% Notes   14% Notes
                                    -------------  ------------
Franklin Custodian Fund, Income*    $    -0-       $35,000,000

Franklin Value Mark Funds,          $    -0-       $ 7,000,000
  Income Securities Fund*

Romulus Holdings, Inc.              $ 5,085,000    $ 5,765,000

Brad and Beth Singer                $   500,000    $    -0-
  Children's Trust

Gary and Karen Singer               $   500,000    $    -0-
  Children's Trust

Steven G. Singer Children's         $    -0-       $   600,000
  Trust

Second Singer Trust                 $    -0-       $   250,000

Merrill Lynch, Pierce,              $    -0-       $23,073,000
  Fenner & Smith Incorporated

Showa Leasing (U.S.A.) Inc.         $    -0-       $ 5,000,000


*Each such person, a "Franklin Affiliate."
------------------------------------------

                      AMENDMENT TO RESTRUCTURING AGREEMENT
                      ------------------------------------


          This is an Amendment dated as of May 14, 1996 (the "Amendment") to the Restructuring Agreement dated as of February 1, 1996 (the "Restructuring Agreement") among The Bibb Company, the Specified Holders (as defined in the Restructuring Agreement), NTC Group, Inc. and Thomas C. Foley.

          The parties hereto hereby amend the definition of "Termination Event" to provide that clause (c) reads as follows:

               "(c) the failure of the Company to execute by July 31, 1996 definitive agreements (which are satisfactory to the Majority Holders) with the applicable financial institutions regarding debtor-in-possession financing during the Company's case under the Bankruptcy Code in the Bankruptcy Court."

          The parties hereto hereby amend Section 2.2(b) to provide that clause
(ii) of the first sentence read as follows:

               "(ii) the Company shall have executed definitive agreements (which are satisfactory to the Majority Holders) with the applicable financial institutions regarding debtor-in-possession financing during the Company's case under the Bankruptcy Code in the Bankruptcy Court."

          Except as specifically amended above by this Amendment, the Restructuring Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                        THE BIBB COMPANY


                                        By: /s/ Thomas C. Foley
                                            -----------------------------------

                                        SPECIFIED HOLDERS:
                                        -----------------

                                        FRANKLIN CUSTODIAN FUND, INCOME
                                        SERIES


                                        By: /s/ KV Domingues
                                            -----------------------------------
                                                Vice President

                                        FRANKLIN VALUE MARK FUNDS,
                                        INCOME SECURITIES FUND


                                        By:/s/ KV Domingues
                                           ------------------------------------
                                               Vice President

                                        FRANKLIN ADVISERS, INC.


                                        By:/s/ KV Domingues
                                           ------------------------------------
                                               Senior Vice President


                                        ROMULUS HOLDINGS, INC.


                                        By:/s/ Steven Singer
                                        ---------------------------------------


                                        BRAD AND BETH SINGER CHILDREN'S
                                        TRUST


                                        By:/s/ Steven Singer
                                        ---------------------------------------


                                        GARY AND KAREN SINGER CHILDREN'S
                                        TRUST


                                        By:/s/ Steven Singer
                                        ---------------------------------------

                                        STEVEN G. SINGER CHILDREN'S TRUST


                                        By:/s/ Steven Singer
                                        ---------------------------------------


                                        SECOND SINGER TRUST


                                        By:/s/ Steven Singer
                                        ---------------------------------------


                                        MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED


                                        By:/s/ JV Engelen
                                        ---------------------------------------
                                               JV Engelen
                                               Managing Director

                                        SHOWA LEASING (U.S.A.) INC.


                                        By:/s/ Etsuro Sato
                                        ---------------------------------------
                                               Etsuro Sato, President

                                        NTC:
                                        ---

                                        NTC GROUP, INC.


                                        By: /s/ Thomas C. Foley
                                        ---------------------------------------

                                        FOLEY:
                                        -----


                                        /s/ Thomas C. Foley
                                        ---------------------------------------
                                        Thomas C. Foley